NEWS RELEASE
Exhibit 99.1
For Immediate Release
Contact: Susan Fisher 262-636-8434 s.h.fisher@na.modine.com
Modine Announces Quarterly Cash Dividend
Racine, WI, January 16, 2008 —Modine Manufacturing Company (NYSE: MOD), a diversified global leader in thermal management technology and solutions, announced today that its Board of Directors declared a quarterly dividend of $0.175 per share on outstanding common stock, payable March 3, 2008 to all shareholders of record as of February 15, 2008.
About Modine
Modine, with fiscal 2007 revenues from continuing operations of $1.7 billion, specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, heating, ventilation and air conditioning equipment, industrial equipment, refrigeration systems, fuel cells, and electronics. The company employs approximately 7,800 people at 33 facilities worldwide. For more information about Modine, visit www.modine.com.
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